     Exhibit 99.1

News Release

Contact:	For Release:
Brad Cohen	Jan. 30, 2013
Public Relations	1:05 p.m. PST
Quantum Corp.
(408) 944-4044
brad.cohen@quantum.com

Christi Lee
Investor Relations
Quantum Corp.
(408) 944-4450
ir@quantum.com

QUANTUM CORPORATION REPORTS FISCAL THIRD QUARTER RESULTS

Highlights:
  Total revenue of $159 million, up 8% sequentially
  Disk systems and software revenue of $41 million, up 13% year-over-year
  Record DXi revenue, up 19% year-over-year
  Strong rebound in tape automation revenue over prior quarter, up 25%

SAN JOSE, Calif., Jan. 30, 2013 – Quantum Corp. (NYSE:QTM), a proven global expert in data protection and big data management, today reported results for the third quarter of fiscal 2013 (FQ3’13), ended Dec. 31, 2012. Revenue for the quarter totaled $159 million, down 8 percent from the third quarter of fiscal 2012 (FQ3’12), primarily due to expected declines in OEM and branded tape automation revenue. However, total revenue was up $12 million, or 8 percent, over the prior quarter (FQ2’13). Quantum reported revenue of $41 million from disk system and software sales (including related service), a 13 percent increase over FQ3’12 due to record revenue from DXi® disk system sales. The company also grew tape automation revenue by 25 percent over the prior quarter, as both midrange and enterprise sales rebounded strongly.

Quantum reported a GAAP net loss of $8 million, or 4 cents per share, for FQ3’13, compared to GAAP net income of $4 million in the same quarter of last year. On a non-GAAP basis, the company had net income of $5 million, or 2 cents per share, down from net income of $12 million a year earlier. The year-over-year declines were largely driven by the lower overall revenue. Compared to the prior quarter’s results, the GAAP net loss in FQ3’13 was $4 million smaller, and the non-GAAP net income was $10 million higher.

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“We improved our financial performance in the December quarter, growing revenue sequentially, driving better-than-expected non-GAAP profits and generating cash,” said Jon Gacek, president and CEO of Quantum. “We also had another quarter of record DXi deduplication sales, which contributed to the 14 percent year-over-year increase in combined DXi and StorNext® revenue we’ve achieved over the first three quarters of the fiscal year.

“In addition, even as we scaled back spending, we continued to invest in new, industry-leading products and solutions for protecting and managing digital content in physical, virtual, cloud and big data environments. These include our Lattus™ wide area storage systems, vmPRO 3.0 virtual backup software, DXi6800 deduplication appliances and Scalar i6000 HD enterprise tape libraries.”

Quantum generated $6 million in cash from operating activities in FQ3’13 and ended the quarter with $55 million in cash and cash equivalents.

Outlook
For the fourth quarter of fiscal 2013, Quantum expects:
  Revenue of approximately $145 million to $150 million, reflecting typical seasonality, with higher sequential disk systems and software revenue.
  GAAP gross margin rate of approximately 41 percent and non-GAAP gross margin rate of 42 percent.
  GAAP operating expenses of $66 million to $68 million and non-GAAP operating expenses of $61 million to $63 million.
  Interest expense of $2.5 million and taxes of $500,000.
Business Highlights
Key business highlights for the December quarter include the following:
  Quantum introduced a new family of wide area storage solutions, named Lattus, which provides globally distributed disk-based archives that are extremely scalable and cost-effective and allows storage of data forever on disk without interruption or migration. Integrating dispersed next-generation object storage and Quantum file system technologies, the Lattus family offers a new approach to archiving that overcomes the limitations and inefficiencies posed by traditional disk architectures in multi-petabyte storage environments. The first Lattus product, Lattus-X, began shipping in December.

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  The company integrated its Q-Cloud™ backup and disaster recovery services with Symantec OpenStorage (OST) technology, providing NetBackup and Backup Exec customers with multiple options for leveraging Q-Cloud’s services. Q-Cloud now directly supports NetBackup and Backup Exec software, enabling both backup applications to stay completely aware of all copies of data backed up to a Q-Cloud DXi appliance.
  Quantum began offering full-featured, free downloads of its vmPRO virtual machine backup software and DXi V1000 virtual deduplication appliance, providing a risk-free way to explore their superior features and value. The vmPRO Standard Edition software protects up to 1 TB of virtual data and can be upgraded to vmPRO Enterprise Edition for additional capacity, making it easy for customers to adopt Quantum vmPRO™ and scale it to meet their growth requirements. The DXi V1000 stores up to 15 TB of deduplicated data and works with vmPRO software to offer a 100 percent virtual data protection solution as well as a path to the cloud.
  LTO-6 technology started shipping in Quantum’s Scalar i6000 and i500 tape libraries, as well as in its autoloaders, drives and media. LTO-6 nearly doubles capacity and increases transfer rates by up to 43 percent over LTO-5 technology, further enhancing the role of tape as an integral component of a broader tiered storage strategy.
  Quantum products continued to garner industry honors, as the DXi V1000 was named “Virtualisation Product of the Year” at the 2012 Storage, Virtualisation and Cloud Computing (SVC) Awards, and Quantum’s StorNext data management software was recognized as runner-up in the Storage Software Appliance category. In addition, earlier this month, Storage magazine announced that the DXi V1000 is a finalist for its 2012 Product of the Year awards, and Network Computing selected the DXi6701/02 midrange deduplication appliance as a Product of the Year finalist for its upcoming awards.

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Conference Call and Audio Webcast Notification
Quantum will hold a conference call today, Jan. 30, 2013, at 2:00 p.m. PST, to discuss its fiscal third quarter results. Press and industry analysts are invited to attend in listen-only mode. Dial-in number: (480) 629-9645 (U.S. & International). Quantum will provide a live audio webcast of the conference call beginning today, Jan. 30, 2013, at 2:00 p.m. PST. Site for the webcast and related information: http://www.quantum.com/investors.

About Quantum
Quantum is a proven global expert in data protection and big data management, providing specialized storage solutions for physical, virtual and cloud environments. From small businesses to major enterprises, more than 100,000 customers have trusted Quantum to help maximize the value of their data by protecting and preserving it over its entire lifecycle. With Quantum, customers can Be Certain™ they’re able to adapt in a changing world – keeping more data longer, bridging from today to tomorrow, and reducing costs. See how at www.quantum.com/BeCertain

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Quantum, the Quantum logo, Be Certain, DXi, StorNext, Lattus, Scalar, Q-Cloud and Quantum vmPRO are either registered trademarks or trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, all of our statements under the “Outlook” section are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statement. More detailed information about these risk factors, and additional risk factors, are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors” in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 14, 2012 and in Quantum's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2012. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

Quantum believes that the non-GAAP financial measures disclosed above provide useful and supplemental information to investors regarding its quarterly financial performance. Quantum management uses these non-GAAP financial measures internally to understand, manage and evaluate the company’s business results and make operating decisions. For instance, Quantum management often makes decisions regarding staffing, future management priorities and how the company will direct future operating expenses on the basis of non-GAAP financial measures. In addition, compensation of our employees is based in part on the performance of our business based on non-GAAP operating income.

The non-GAAP financial measures used in this press release exclude the impact of acquisition expenses, amortization of intangibles, restructuring charges and share-based compensation expense for the following reasons:

Acquisition Expenses
The acquisition expenses were those expenses incurred to acquire Pancetera, Inc. and are not part of Quantum’s future core operations.

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Amortization of Intangible Assets
This includes acquired intangibles such as purchased technology and customer relationships in connection with prior acquisitions. These expenses are not factored into management’s evaluation of potential acquisitions or Quantum’s performance after completion of the acquisitions because they are not related to Quantum’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Quantum against the performance of other companies without the variability caused by purchase accounting.

Restructuring Charges
Restructuring charges primarily relate to expenses associated with changes to Quantum’s operating structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Quantum has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude restructuring charges from Quantum’s non-GAAP financial measures, as it enhances the ability of investors to compare Quantum’s period-over-period operating results from continuing operations.

Share-Based Compensation Expense
Share-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Quantum’s control. As a result, management excludes this item from Quantum’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Quantum’s core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material impact on the company’s reported financial results and, therefore, should not be relied upon as the sole financial measures to evaluate the company. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Revenue:
Product	$112,517	$124,081	$306,395	$341,475
Service	35,340	35,362	107,138	107,956
Royalty	11,538	14,049	34,081	42,635
Total revenue	159,395	173,492	447,614	492,066
Cost of revenue:
Product	72,007	77,238	204,641	218,044
Service	19,360	22,537	59,926	65,732
Restructuring benefit related to cost of revenue	—	—	—	(300)
Total cost of revenue	91,367	99,775	264,567	283,476
Gross margin	68,028	73,717	183,047	208,590
Operating expenses:
Research and development	18,615	17,629	56,639	55,212
Sales and marketing	33,588	33,350	103,307	94,990
General and administrative	14,851	15,759	46,910	46,991
Restructuring charges	6,602	—	6,602	699
	73,656	66,738	213,458	197,892
Gain on sale of patents	—	—	—	1,500
Income (loss) from operations	(5,628)	6,979	(30,411)	12,198
Other income and expense	60	(142)	(388)	(422)
Interest expense	(2,230)	(2,450)	(5,896)	(8,111)
Income (loss) before income taxes	(7,798)	4,387	(36,695)	3,665
Income tax provision	348	473	1,217	1,416
Net income (loss)	$(8,146)	$3,914	$(37,912)	$2,249
Basic and diluted net income (loss) per share:	$(0.04)	$0.02	$(0.16)	$0.01

Weigheted average common and common equivalent shares:
Basic	240,786	233,812	239,099	231,661
Diluted	240,786	239,912	239,099	239,261
Included in the above Statements of Operations:
Amortization of intangibles:
Cost of revenue	$911	$1,472	$3,407	$6,148
Sales and marketing	1,856	3,256	7,668	9,872
General and administrative	—	—	—	32
	2,767	4,728	11,075	16,052
Share-based compensation:
Cost of revenue	626	495	1,839	1,518
Research and development	925	795	2,772	2,466
Sales and marketing	1,273	1,127	3,603	3,059
General and administrative	892	1,007	3,515	3,203
	3,716	3,424	11,729	10,246

Acquisition expenses	—	—	—	325

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2012	March 31, 2012*
Assets
Current assets:
Cash and cash equivalents	$51,340	$51,261
Restricted cash	3,515	4,230
Accounts receivable	115,993	110,840
Manufacturing inventories	53,845	61,111
Service parts inventories	34,931	39,050
Deferred income taxes	4,927	5,295
Other current assets	8,638	9,434
Total current assets	273,189	281,221
Long-term assets:
Property and equipment	24,055	25,440
Intangible assets and goodwill	70,650	81,725
Other long-term assets	10,055	6,962
Total long-term assets	104,760	114,127
	$377,949	$395,348
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$46,539	$56,304
Accrued warranty	7,746	7,586
Deferred revenue, current	86,030	93,441
Accrued restructuring charges	4,935	1,752
Accrued compensation	32,289	31,971
Income taxes payable	227	1,133
Other accrued liabilities	17,477	17,866
Total current liabilities	195,243	210,053
Long-term liabilities:
Deferred revenue, long-term	39,191	36,430
Deferred income taxes	4,432	4,564
Long-term debt	—	49,495
Convertible subordinated debt	205,000	135,000
Other long-term liabilities	6,163	6,486
Total long-term liabilities	254,786	231,975
Stockholders’ deficit	(72,080)	(46,680)
	$377,949	$395,348
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*	Derived from the March 31, 2012 audited Consolidated Financial Statements.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	December 31, 2012	December 31, 2011
Cash flows from operating activities:
Net income (loss)	$(37,912)	$2,249
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	9,283	8,776
Amortization	12,013	17,785
Service parts lower of cost or market adjustment	7,026	7,564
Deferred income taxes	231	(785)
Share-based compensation	11,729	10,246
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable	(5,153)	(131)
Manufacturing inventories	1,502	(17,463)
Service parts inventories	2,857	3,150
Accounts payable	(9,748)	7,052
Accrued warranty	160	46
Deferred revenue	(4,650)	(2,727)
Accrued restructuring charges	3,184	(3,347)
Accrued compensation	326	1,975
Income taxes payable	(901)	438
Other assets and liabilities	1,921	(1,735)
Net cash provided by (used in) operating activities	(8,132)	33,093

Cash flows from investing activities:
Purchases of property and equipment	(9,389)	(8,538)
(Increase) decrease in restricted cash	691	(2,317)
Purchases of other investments	(2,169)	—
Return of principal from other investments	208	97
Payment for business acquisition, net of cash acquired	—	(8,152)
Net cash used in investing activities	(10,659)	(18,910)

Cash flows from financing activities:
Repayments of long-term debt	(49,495)	(35,698)
Borrowings of convertible subordinated debt, net	67,701	—
Payment of taxes due upon vesting of restricted stock	(1,926)	(2,638)
Proceeds from issuance of common stock	2,604	7,506
Net cash provided by (used in) financing activities	18,884	(30,830)

Effect of exchange rate changes on cash and cash equivalents	(14)	(113)

Net increase (decrease) in cash and cash equivalents	79	(16,760)
Cash and cash equivalents at beginning of period	51,261	76,010
Cash and cash equivalents at end of period	$51,340	$59,250

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QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31, 2012
	Gross Margin	Gross Margin Rate	Net Income (Loss)	Per Share Net Income (Loss), Basic	Per Share Net Income (Loss), Diluted
GAAP	$68,028	42.7%	$(8,146)	$(0.04)	$(0.04)
Non-GAAP Reconciling Items:
Amortization of intangibles	911		2,767
Share-based compensation	626		3,716
Restructuring charges	—		6,602
Non-GAAP	$69,565	43.6%	$4,939	$0.02	$0.02
Computation of basic and diluted net income (loss) per share:				GAAP	Non-GAAP
Net income (loss)				$(8,146)	$4,939
Interest on dilutive convertible notes				—	533
Income (loss) for purposes of computing income (loss) per diluted share				$(8,146)	$5,472

Weighted average shares:
Basic				240,786	240,786
Dilutive shares from stock plans				—	1,892
Dilutive shares from convertible notes				—	28,490

Diluted				240,786	271,168

	Nine Months Ended December 31, 2012
	Gross Margin	Gross Margin Rate	Net Loss	Per Share Net Loss, Basic	Per Share Net Loss, Diluted
GAAP	$183,047	40.9%	$(37,912)	$(0.16)	$(0.16)
Non-GAAP Reconciling Items:
Amortization of intangibles	3,407		11,075
Share-based compensation	1,839		11,729
Restructuring charges	—		6,602
Non-GAAP	$188,293	42.1%	$(8,506)	$(0.04)	$(0.04)
Computation of basic and diluted net loss per share:				GAAP	Non-GAAP
Net loss				$(37,912)	$(8,506)

Weighted average shares:
Basic and diluted				239,099	239,099

The non-GAAP information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31, 2011
	Gross Margin	Gross Margin Rate	Net Income	Per Share Net Income, Basic	Per Share Net Income, Diluted
GAAP	$73,717	42.5%	$3,914	$0.02	$0.02
Non-GAAP Reconciling Items:
Amortization of intangibles	1,472		4,728
Share-based compensation	495		3,424
Non-GAAP	$75,685	43.6%	$12,066	$0.05	$0.05
Computation of basic and diluted net income per share:				GAAP	Non-GAAP
Net income				$3,914	$12,066
Interest on dilutive convertible notes				—	1,191
Income for purposes of computing income per diluted share				$3,914	$13,257
Weighted average shares:
Basic				233,812	233,812
Dilutive shares from stock plans				6,100	6,100
Dilutive shares from convertible notes				—	31,158
Diluted				239,912	271,070

	Nine Months Ended December 31, 2011
	Gross Margin	Gross Margin Rate	Net Income	Per Share Net Income, Basic	Per Share Net Income, Diluted
GAAP	$208,590	42.4%	$2,249	$0.01	$0.01
Non-GAAP Reconciling Items:
Amortization of intangibles	6,148		16,052
Share-based compensation	1,518		10,246
Restructuring charges	(300)		399
Acquisition expenses	—		325
Non-GAAP	$215,956	43.9%	$29,271	$0.13	$0.12
Computation of basic and diluted net income per share:				GAAP	Non-GAAP
Net income				$2,249	$29,271
Interest on dilutive convertible notes				—	3,560
Income for purposes of computing income per diluted share				$2,249	$32,831
Weighted average shares:
Basic				231,661	231,661
Dilutive shares from stock plans				7,600	7,600
Dilutive shares from convertible notes				—	31,158
Diluted				239,261	270,419

The non-GAAP information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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QUANTUM CORPORATION
FORECAST FOURTH QUARTER FISCAL 2013
GAAP TO NON-GAAP RECONCILIATION
(Dollars in millions)

FORECAST FOURTH QUARTER FISCAL 2013

	Percentage
Forecast fourth quarter gross margin rate on a GAAP basis		41.3%
Forecast amortization of intangibles		0.3%
Forecast share-based compensation		0.4%
Forecast fourth quarter gross margin rate on a non-GAAP basis		42.0%

	Dollar Range
Forecast fourth quarter operating expense on a GAAP basis	$65.9	—	$67.9
Forecast amortization of intangibles		1.8
Forecast share-based compensation		3.1
Forecast fourth quarter operating expense on a non-GAAP basis	$61.0	—	$63.0

Estimates based on current (January 30, 2013) projections.

The projected GAAP and non-GAAP financial information set forth in this table represent forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For risk factors that could impact these projections, see our Annual Report on Form 10-K as filed with the SEC on June 14, 2012. We disclaim any obligation to update information in any forward-looking statement.

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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